EXHIBIT 99.1
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[SUNTERRA(R) LOGO]



CONTACT:   MARILYN WINDSOR
           (702) 304-7149

FOR IMMEDIATE RELEASE
OCTOBER 10, 2006


                   SUNTERRA'S CONSENT SOLICITATION SUCCESSFUL

LAS VEGAS, OCTOBER 10, 2006 -SUNTERRA CORPORATION (PINK SHEETS: SNRR) today announced that it has received the required consents from the holders of its $95 million of 3-3/4% Senior Subordinated Convertible Notes due 2024 to execute an amendment to the covenant in the indenture governing the notes requiring Sunterra to file annual, quarterly and other reports with the trustee for the notes. The consents were obtained in accordance with the company's consent solicitation that commenced September 29, 2006, and expired at midnight on October 5, 2006. Sunterra and the trustee signed a supplemental indenture to effectuate the amendment on October 6, 2006.

In the amendment to the indenture, Sunterra agrees to pay a total of $2,968,750 in additional interest to the note holders. Payment will be made in two installments, each equal to 1.5625% of the principal amount of the notes, on March 29, 2007 and September 29, 2007, which are regularly scheduled interest payment dates, to holders of notes as of the applicable record date preceding such interest payment dates.

The amendment clarifies that Sunterra's obligation to file any report, information or document with the trustee does not arise until a document is actually filed with the Securities and Exchange Commission. The amendment also provides that no default or event of default will arise from the company's failure to comply with these delivery requirements before March 29, 2008.


ABOUT SUNTERRA
Sunterra is one of the world's largest vacation ownership companies with more than 318,000 owner families and nearly 100 branded or affiliated vacation ownership resorts throughout the continental United States and Hawaii, Canada, Europe, the Caribbean and Mexico. Sunterra news releases, as well as additional news and information on the company, can be found at www.sunterra.com.

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FORWARD-LOOKING STATEMENTS; RISKS AND UNCERTAINTIES
Statements contained in this document that disclose the Company's or management's intentions, expectations or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. The Company cautions that these statements involve risks and uncertainties and other factors that may cause results to differ materially from those anticipated at the time such statements are made. For example, future results, performance and achievements may be affected by our ability to successfully implement our strategic, operational and marketing plan including the cost reduction plan of our European operations, the actual amount of the pretax restructuring charge, the actual amount of the cash expenditures associated with the restructuring plan, general economic conditions, including a global economic downturn, the impact of war and terrorist activity, business and

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financing conditions, foreign exchange fluctuations, governmental and regulatory actions, the cyclicality of the vacation ownership industry, relationships with key employees, domestic and international political and geopolitical conditions, competition, downturns in leisure travel patterns, risk associated with the level and structure of our indebtedness, risk associated with potential acquisitions and dispositions and other circumstances and uncertainties. In addition, potential risks and uncertainties include, among other things: (1) the results of the Audit and Compliance Committee investigation and review of the allegations; (2) expectations as to the timing of the completion of such investigation by the Committee and its independent counsel and any remedial actions recommended by the Committee, the Company's review, restatement and filing of its previously issued financial statements and its assessment of the effectiveness of disclosure controls and procedures and internal control over financial reporting, the review and filing of the Company's Form 10-Q for the fiscal quarters ended March 31, 2006 and June 30, 2006, and the issuance of interim financial results for the Company; (3) expectations as to the timing of engaging a new independent registered public accounting firm and as to the level of cooperation from the Company's former accounting firm; (4) the effects of the delisting of the Company's common stock from The Nasdaq National Market and removal of the Company's warrants from the OTC Bulletin Board and the quotation of the Company's common stock and warrants in the "Pink Sheets," including any adverse effects relating to the trading of the stock or warrants due to, among other things, the absence of market makers; (5) the effects of any required restatement adjustments to previously issued financial statements and possible material weaknesses in internal control over financial reporting; (6) the effects of any lawsuits or governmental investigations alleging among other things, violations of federal securities laws, by the Company or any of its directors or executive officers; (7) the possibility that any default under the Company's financing arrangements, including our Senior Finance Facility and Senior Subordinated Convertible Notes, could cause acceleration of repayment of the entire principal amounts and accrued interest on such arrangements; (8) the effects of new accounting pronouncements; (9) personnel changes may adversely affect the Company's business; (10) the undertaking of any transaction or transactions resulting from its Board of Directors' decision to sell Sunterra Europe and its consideration of strategic alternatives with respect to Sunterra, and there can be no assurance that any transaction or transactions will occur or, if undertaken, the terms or timing of such a transaction or transactions;
and (11) additional risks and uncertainties and important factors described in the Company's other press releases and in the Company's filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K and quarterly report on Form 10-Q. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that results will not materially differ. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by law.








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